UNITED SATES
SECURITIES AND EXCHANGE COMMISSIONS
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 14, 2010
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054
(Address of Principal Executive Offices, including zip code)

(856) 505-8800
(Registrant's Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

inTEST Corporation (the "Company") will hold its 2011 Annual Meeting of Stockholders at 11:00 a.m. on June 22, 2011 in its offices located at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey. The record date for determining stockholders entitled to vote at the meeting has been set for close of business on May 18, 2011.

Because the date of the 2011 Annual Meeting will be more than 30 days before the anniversary date of the 2010 Annual Meeting of Stockholders of the Company, the Company is informing its stockholders, pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended, that the deadline for stockholders intending to present proposals at our 2011 Annual Meeting of Stockholders, which proposals are not intended to be included in our proxy statement for that Annual Meeting, must send their proposals to Hugh T. Regan, Jr., Corporate Secretary not later than April 11, 2011. As previously announced, the deadline for stockholder proposals to be considered for inclusion in the Company's proxy statement for the 2011 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act was March 11, 2011.

The mailing address of the Company's Corporate Secretary is: 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   March 14, 2011